UNITED STATES

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Brookdale Senior Living Inc.

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Brookdale Senior Living Comments on Withdrawal of Director Nomination by Land & Buildings

NASHVILLE, Tenn., October 8, 2019 – Brookdale Senior Living Inc. (NYSE: BKD) (“Brookdale” or the “Company”) today issued the following statement on the withdrawal of the director nomination by Land & Buildings in connection with the Company’s 2019 Annual Meeting of Stockholders:

“We thank our stockholders for their support and appreciate their confidence in Brookdale. With a refreshed Board and management team, we are confident we will continue to drive long-term sustainable growth for all stockholders.”

Morgan Stanley & Co. LLC is serving as financial advisor to Brookdale and Skadden, Arps, Slate, Meagher & Flom LLP is acting as Brookdale’s legal advisor.

ABOUT BROOKDALE SENIOR LIVING

Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built, and operated to provide the highest-quality service, care, and living accommodations for residents. Brookdale operates and manages independent living, assisted living, memory care, and continuing care retirement communities, with 794 communities in 45 states and the ability to serve approximately 75,000 residents as of September 30, 2019. The Company also offers a range of home health, hospice, and outpatient therapy services to over 20,000 patients as of that date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release about the Company’s intent, belief or expectations, including, but not limited to, statements relating to the Company’s growth expectations, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements, including, but not limited to, events which adversely affect the ability of seniors to afford resident fees and entrance fees, including downturns in the economy, national or local housing markets, consumer confidence or the equity markets and unemployment among family members; changes in reimbursement rates, methods or timing under governmental reimbursement programs including Medicare and Medicaid; the impact of ongoing healthcare reform; the effects of continued new senior housing construction and development, oversupply and increased competition; disruptions in the financial markets that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; the risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, interest rates and tax rates; the Company’s ability to generate sufficient cash flow to cover required interest and long-term lease payments and to fund its planned capital projects; the effect of the Company’s indebtedness and long-term leases on its liquidity; the effect of the Company’s non-compliance with any of its debt or lease agreements (including the financial covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company’s non-compliance with any such agreements and the risk of loss of the Company’s property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the effect of the Company’s borrowing base calculations and the Company’s consolidated fixed charge coverage ratio on availability under its revolving credit facility; increased competition for or a shortage of personnel, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; failure to maintain the security and functionality of the Company’s information systems or to prevent a cybersecurity attack or breach; the Company’s ability to complete pending or expected dispositions or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to complete its capital expenditures in accordance with its plans; the Company’s ability to identify and pursue development, investment and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; delays in obtaining regulatory approvals; risks associated with the lifecare benefits offered to residents of certain of the Company’s entrance fee CCRCs; terminations, early or otherwise, or non-renewal of management agreements; conditions of housing markets, regulatory changes and acts of nature in geographic areas where the Company is concentrated; terminations of the Company’s resident agreements and vacancies in the living spaces it leases; departures of key officers and potential disruption caused by changes in management; risks related to the implementation of the Company’s strategy, including initiatives undertaken to execute on its strategic priorities and their effect on the Company’s results; actions of activist stockholders, including a proxy contest; market conditions and capital allocation decisions that may influence the Company’s decisions to make or ability to fund share repurchases; the Company’s ability to maintain consistent quality control; a decrease in the overall demand for senior housing; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against the Company; the cost and difficulty of complying with increasing and evolving regulation; costs to respond to, and adverse determinations resulting from, government reviews, audits and investigations; unanticipated costs to comply with legislative or regulatory developments; as well as other risks detailed from time to time in the Company’s filings with the SEC, including those contained in the Company’s Annual Report on Form10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The Company cannot guarantee future results and, except as required by law, it expressly disclaims any obligation to update or revise any forward-looking statements contained herein.

Contacts
Brookdale Senior Living Inc.
Investor Relations:	(615) 505-1968	Media: (615) 564-8225
Kathy MacDonald	kathy.macdonald@brookdale.com	Julie K. Davis jkdavis@brookdale.com